================================================================================



                 AGREEMENT REGARDING FORMATION OF CORPORATION


                                 by and among



                             SHERIDAN ENERGY, INC.


                       SHERIDAN CALIFORNIA ENERGY, INC.


                              CALPINE CORPORATION

                                      and

                            CPN PRODUCTION COMPANY


                                  dated as of


                               January 25, 1999


================================================================================

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE 1

     DEFINITIONS...................................................................   1
     Section 1.1    Certain Defined Terms..........................................   1

ARTICLE 2

     DFORMATION OF SCEI............................................................   4
     Section 2.1    Incorporation of SCEI..........................................   4
     Section 2.2    Capital Structure..............................................   4
     Section 2.3    Initial Board of Directors and Officers........................   5
     Section 2.4    Organizational Documents.......................................   5

ARTICLE 3

     REPRESENTATIONS AND WARRANTIES OF SHERIDAN....................................   6
     Section 3.1    Corporate Existence............................................   6
     Section 3.2    Corporate Power and Authorization..............................   6
     Section 3.3    Binding Obligations............................................   6
     Section 3.4    No Violation...................................................   6
     Section 3.5    Consents.......................................................   7
     Section 3.6    Liens..........................................................   7
     Section 3.7    No Material Misstatements or Omissions.........................   7
     Section 3.8    AHC Transactions...............................................   7
     Section 3.9    Purchase for Investment........................................   7
     Section 3.10   Fees and Commissions...........................................   8
     Section 3.11   Completeness of Schedules......................................   8
     Section 3.12   Representations and Warranties Regarding SCEI..................   8

ARTICLE 4

     REPRESENTATIONS AND WARRANTIES OF CPN.........................................   9
     Section 4.1    Corporate Existence............................................   9
     Section 4.2    Corporate Power and Authorization..............................   9
     Section 4.3    Binding Obligations............................................   9
     Section 4.4    No Violation...................................................   9
     Section 4.5    Purchase for Investment........................................  10
     Section 4.6    Fees and Commissions...........................................  10

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                   PAGE
                                                                                   ----
ARTICLE 5

     COVENANTS.....................................................................  10
     Section 5.1    General........................................................  10
     Section 5.2    Full Access to Information.....................................  10
     Section 5.3    Notice of Developments.........................................  10
     Section 5.4    Special Covenants of Sheridan and SCEI.........................  11

ARTICLE 6

     CLOSING CONDITIONS............................................................  11
     Section 6.1    Conditions to Obligation of Calpine............................  11
     Section 6.2    Conditions to Obligation of Sheridan...........................  13

ARTICLE 7

     TERMINATION OF AGREEMENT......................................................  14
     Section 7.1    Termination....................................................  14
     Section 7.2    Effect of Termination..........................................  15

ARTICLE 8

     CLOSING MATTERS...............................................................  15
     Section 8.1    Closing........................................................  15

ARTICLE 9

     MISCELLANEOUS.................................................................  15
     Section 9.1    Mediation......................................................  15
     Section 9.2    Notices........................................................  16
     Section 9.3    Governing Law..................................................  17
     Section 9.4    Binding upon Successors and Assigns; No Assignment.............  17
     Section 9.5    Severability...................................................  17
     Section 9.6    Entire Agreement...............................................  17
     Section 9.7    Amendment......................................................  18
     Section 9.8    No Waiver......................................................  18
     Section 9.9    Construction of Agreement......................................  18
     Section 9.10   Press Releases and Announcements; Transaction Costs............  18
     Section 9.11   Counterparts...................................................  18

                 AGREEMENT REGARDING FORMATION OF CORPORATION


     THIS AGREEMENT REGARDING FORMATION OF CORPORATION (the "Agreement") is entered into as of the 25th day of January, 1999, by and among SHERIDAN ENERGY, INC., a Delaware corporation ("Sheridan"), SHERIDAN CALIFORNIA ENERGY, INC., a Delaware corporation ("SCEI"), CALPINE CORPORATION, a Delaware corporation (sometimes referred to herein as "Calpine Corporation") and CPN PRODUCTION COMPANY, a Delaware corporation (sometimes referred to herein as "CPN"). Calpine Corporation is a party to the Agreement solely for the purposes set forth in
Section 2.2(d).

                             W I T N E S S E T H:
                             - - - - - - - - - -

     Sheridan and Amerada Hess Corporation ("AHC") entered into a letter agreement dated November 9, 1998 (the "AHC Letter Agreement") that contemplated either (i) the formation of a limited liability company to own and operate certain oil and gas properties currently owned by AHC or (ii) the execution and delivery of an Agreement for Purchase and Sale in the form attached as Exhibit 1.1(a) (the "AHC Purchase Agreement"), in accordance with which Sheridan would acquire certain oil, gas and mineral leases, together with associated real and personal property and fixtures (collectively, the "AHC Properties") currently owned by AHC and located in the Sacramento Basin in California. Sheridan and AHC subsequently executed and delivered the AHC Purchase Agreement in substantially the form attached to AHC Letter Agreement. Sheridan has formed SCEI in which it is contemplated that Sheridan and CPN would own equity interests, and which has been formed for the purposes of acquiring Sheridan's rights under the AHC Purchase Agreement and owning and operating the Properties (hereinafter defined).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement have the meanings set forth below. Other terms are defined elsewhere in this Agreement.

     "Administrative Services Agreement" shall mean the Administrative Services
      ---------------------------------
Agreement by and among Sheridan, SCEI and CPN, a form of which is attached hereto as Exhibit I.

     "Affiliate" shall mean any Person who controls, is controlled by or is
      ---------
under common control with another Person. "Control," with respect to any Person, shall mean the power to direct the management and policies of such Person.

     "AHC Contracts" shall mean the contracts and agreements included in the AHC
      -------------
Properties, or which SCEI will assume or otherwise become a party to or bound by as a result of the AHC Transactions or to which the AHC Properties are (or will be upon the closing of the AHC Transactions) subject, including but not limited to the Permitted Encumbrances (as defined in the AHC Purchase Agreement).

     "AHC Properties" shall have the meaning set forth in the preamble to this
      --------------
Agreement, and are more particularly described as the "Assets" in the AHC Purchase Agreement attached as Schedule 1.1(a).

     "AHC Transactions" shall mean purchase by and sale to SCEI of the AHC
      ----------------
Properties pursuant to the AHC Purchase Agreement.

     "Board of Directors" shall mean the Board of Directors of SCEI.
      ------------------

     "Calpine Guarantee" shall mean the Calpine Guarantee by and between Calpine
      -----------------
Corporation and SCEI, a form of which is attached hereto as Exhibit J.

     "Certificate of Designations" means the Certificate of Designations,
      ---------------------------
Preferences and Rights of Series N-A Preferred Stock relating to the CPN Preferred, a form of which is attached hereto as Exhibit A.

     "Charter" means, for any Person, such Person's certificate of
      -------
incorporation, articles of incorporation or other organizational documents, as the same may be amended.

     "Closing" shall have the meaning set forth in Section 8.1.
      -------

     "Closing Date" shall have the meaning set forth in Section 8.1.
      ------------

     "Common Stock" means the common stock, par value $.01 per share, of SCEI .
      ------------

     "CPN Preferred" shall mean the Series N-A Preferred Stock, par value $0.01
      -------------
per share of SCEI, having the rights, preferences, privileges and limitations set forth in the Certificate of Designations.

     "Environmental Laws" shall mean any and all federal, state and local laws
      ------------------
including statutes, regulations, orders, ordinances, judgments, rulings and common law, relating to hazardous substances, pollution, naturally occurring radioactive materials or protection of the environment, including laws relating to actual or threatened emissions, discharges, or releases of pollutants, contaminants or hazardous substances, or other toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous substances or other toxic materials or wastes and specifically including without limitation, The Comprehensive Environmental Response, Compensation And Liability Act Of 1980, as amended

(42 U.S.C. (S)(S)9601 et. seq.), The Resource Conservation And Recovery Act of 1976 (42 U.S.C. (S)6901 et. seq.), The Clean Water Act (33 U.S.C. (S)(S)466 et.
seq.), The Safe Drinking Water Act (14 U.S.C. (S)(S)1401-1450), The Hazardous Materials Transportation Act (49 U.S.C. (S)(S)1801 et. seq.), The Toxic Substance Control Act (15 U.S.C. (S)(S)2601-2629), The Clean Air Act (42 U.S.C.
(S)7401 et. seq.) as amended, The Clean Air Act Amendments of 1990 and all state and local laws, and any replacement or successor legislation or regulation thereto.

     "Gas Purchase Agreement" shall mean the Gas Purchase Agreement by and
      ----------------------
between Calpine Fuels Corporation and SCEI, a form of which is attached hereto as Exhibit G.

     "Governmental Authority" means any foreign or domestic federal, state,
      ----------------------
county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof.

     "Governmental Requirement" means any law, statute, code, ordinance, order,
      ------------------------
rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

     "Knowledge" of a Person means the actual knowledge of such Person or
      ---------
information which such Person should have known following such reasonable investigations and inquiries as are appropriate to confirm the truth and accuracy in all material respects of the matters as to which a representation or warranty relates, and shall include in the case of a corporate entity the Knowledge (as aforesaid) of its President or any Vice President or any other officer.

     "Lien" shall have the meaning given such term in the Senior Loan Facility.
      ----

     "LOI" shall mean the letter of intent dated December 20, 1998 by and
      ---
between Sheridan and Calpine Corporation regarding the subject matter of this Agreement.

     "Permit" shall mean any license, permit, exception, franchise,
      ------
accreditation, privilege, right, variance, waiver, approval or other authorization of, by or from Governmental Authorities necessary for the consummation of the transactions contemplated hereby or conduct of the business of SCEI as contemplated herein.

     "Permitted Lien" shall have the meaning given such term in the Senior Loan
      --------------
Facility.

     "Person" means and includes any natural person, corporation, limited
      ------
partnership, general partnership, joint venture, association, company, trust, bank, trust company and other organization, whether or not a legal entity, any government and any agency and political subdivision thereof.

     "Peterson Ranch Contracts" has the meaning ascribed to that term in Section
      ------------------------
3.11.

     "Properties" shall mean the AHC Properties, the Sheridan Properties and
      ----------
such other interests in oil, gas and mineral fees and leaseholds as SCEI may deem appropriate to acquire from time to time.

     "Senior Loan Facility" means that certain Credit Agreement by and among
      --------------------
SCEI, as the borrower, and Bank One, Texas National Association ("Bank One"), as lender, and the other lenders from time to time parties thereto, in connection with the funding of the acquisition of the AHC Properties, with terms substantially the same as those set forth on the draft Credit Agreement between SCEI and Bank One attached hereto as Schedule 1.1(b).

     "Sheridan Properties" shall mean Sheridan's interests in oil, gas and
      -------------------
mineral leases and associated real and personal property and fixtures located in the Sacramento Basin generally known as the Peterson Ranch properties, which are more particularly described in Exhibit B.

     "Stock" shall mean and include all of the issued and outstanding Common
      -----
Stock or CPN Preferred.

     "Stockholder" shall mean and include Sheridan, CPN and any other Person who
      -----------
now or hereafter owns Stock.

     "Stockholders Agreement" shall mean the Stockholders Agreement by and among
      ----------------------
Sheridan, SCEI and CPN, a form of which is attached hereto as Exhibit F.

     "Tax Sharing Agreement" shall mean the Tax Sharing Agreement by and between
      ---------------------
Sheridan and SCEI, a form of which is attached hereto as Exhibit H.

     "Transaction Agreements" shall mean this Agreement, the Certificate of
      ----------------------
Designations, the Stockholders Agreement, the Administrative Services Agreement, the Gas Purchase Agreement, the Tax Sharing Agreement and the Calpine Guarantee.

                                   ARTICLE 2

                               FORMATION OF SCEI

     SECTION 2.1 INCORPORATION OF SCEI. Sheridan has incorporated SCEI for the principal purpose of exploring for, developing and producing oil, gas and other hydrocarbons from the Properties.

     SECTION 2.2   CAPITAL STRUCTURE.  (a)  Generally.  The authorized shares
                                            ---------
of SCEI are 5,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. On or before the Closing Date, the Board of Directors of SCEI will designate 2,000,000 shares of preferred stock, as "Series N-A Preferred Stock" having such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be set forth in the Certificate of Designations and shall file the Certificate of Designations with the

Secretary of State of Delaware. On or before the Closing Date, 2,000,000 shares of Common Stock and 1,300,000 shares of Calpine Preferred shall be issued as follows: 1,600,000 shares of Common Stock to Sheridan (the "Sheridan Common Stock") and 400,000 shares of Common Stock (the "CPN Common Stock") to CPN, and 1,300,000 shares of the CPN Preferred to CPN, in consideration of the parties' contributions to the capital of SCEI pursuant to Sections 2.2(b) and 2.2(c) hereof.

          (b)    Common Stock Contributions. In consideration for the issuance
                 --------------------------
     of the Sheridan Common Stock, Sheridan shall contribute a total of $7.6 million ("Sheridan's Equity Contribution"). Sheridan's Equity Contribution, which shall be made on or before the Closing Date, shall consist of (i) $3.0 million in cash, and (ii) the following assets, which the parties agree have an aggregate value of $4.6 million: (A) the Sheridan Properties,
     (B) Sheridan's rights under that certain Agreement to License the Use of CGG Seismic Data dated May 4, 1998 by and between Georex, Inc. and SEI (the "Seismic Data Agreement") and (C) Sheridan's rights under the AHC Letter Agreement and the AHC Purchase Agreement. The assets described in Section 2.2(b)(ii) shall be conveyed to SCEI by an Assignment, Conveyance and Bill of Sale in substantially the form of Exhibit C. Sheridan has made an initial deposit of $5.8 million pursuant to the AHC Letter Agreement, $3.0 million of which shall be credited dollar-for-dollar to Sheridan's Equity Contribution hereunder with the remainder of such deposit to be returned to Sheridan by SCEI on the Closing Date. In consideration for the issuance to it of the CPN Common Stock, CPN shall, at the Closing and subject to the terms and conditions of this Agreement, contribute $1.9 million in cash ("CPN's Equity Contribution").

          (c)    CPN Preferred Contribution.  In addition to CPN's Equity
                 --------------------------
     Contribution pursuant to Section 2.2(b), CPN shall, at the Closing and subject to the terms and conditions of this Agreement, contribute $13.0 million in cash to SCEI at the Closing, in exchange for the CPN Preferred that shall have the terms set forth in the Certificate of Designations. SCEI shall take all necessary corporate action prior to the issuance of the CPN Preferred to cause the capital (determined in accordance with Section 154 of the Delaware General Corporation Law) to be represented by the CPN Preferred to be $10 per share.

          (d)    Joinder of Calpine Corporation. Calpine Corporation shall, at
                 ------------------------------
     the Closing and subject to the terms and conditions of this Agreement, cause CPN to make CPN's Equity Contribution, pay the consideration for the CPN Preferred as provided in Sections 2.2(b) and 2.2(c), and Calpine Corporation shall, subject as aforesaid, execute and deliver the Calpine Guarantee pursuant to Section 6.1(k).

     SECTION 2.3 INITIAL BOARD OF DIRECTORS AND OFFICERS. The initial Board of Directors of SCEI shall consist of two (2) members. The remaining directors, and SCEI's officers, shall be designated on or before the Closing.

     SECTION 2.4 ORGANIZATIONAL DOCUMENTS. A copy of SCEI's Certificate of Incorporation is attached hereto as Exhibit D, and a copy of its Bylaws is attached hereto as Exhibit E.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF SHERIDAN

     Sheridan represents and warrants to CPN, and SCEI represents and warrants to CPN as to those matters concerning itself, as follows:

     SECTION 3.1 CORPORATE EXISTENCE. Each of Sheridan and SCEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 3.2 CORPORATE POWER AND AUTHORIZATION. Each of Sheridan and SCEI is duly authorized to execute, deliver, and perform this Agreement and the other Transaction Agreements to which it will be a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Agreements to which they will be parties and the consummation of the transactions to be performed by each of Sheridan and SCEI has been duly and validly authorized by all necessary action on the part of Sheridan's or SCEI's Board of Directors, as applicable, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the other Transaction Agreements to which they will be parties by Sheridan or SCEI or to consummate the transactions contemplated to be performed by Sheridan and SCEI hereunder or thereunder.

     SECTION 3.3 BINDING OBLIGATIONS. This Agreement has been duly and validly executed and delivered by each of Sheridan and SCEI. This Agreement constitutes, and the other Transaction Agreements to which each of Sheridan and SCEI will be a party when executed and delivered will constitute, the legal, valid and binding obligations of each of Sheridan and SCEI enforceable in accordance with their terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 3.4 NO VIOLATION. The execution and delivery of this Agreement and the other Transaction Agreements to which Sheridan and SCEI will be parties, the consummation of the transactions provided for herein and therein and contemplated hereby and thereby, the fulfillment by Sheridan and SCEI of the terms hereof and thereof and the performance of their respective obligations hereunder and thereunder do not and will not (a) conflict with or result in a breach of any provision of the Charter, bylaws or other organizational document of SCEI, or of Sheridan, (b) result in any default under or imposition of any Lien pursuant to or in any material modification of the terms of any material contract, agreement, obligation, or commitment applicable to Sheridan or SCEI, or the creation of any Lien upon any of the properties or assets owned by Sheridan or SCEI (other than the Liens pursuant to the Senior Loan Facility in favor of the Lenders thereunder), (c) require any consent or approval (which has not been obtained or waived) under any Permit or any note, bond, mortgage, indenture, loan, distribution agreement, license, agreement, lease or material instrument or material obligation to which Sheridan or SCEI is a party or by which Sheridan or SCEI may be bound (other than, with respect to Sheridan, (i) preferential rights affecting the Peterson Ranch Properties, (ii) the consent of AHC to the assignment of Sheridan's rights under the AHC

Purchase Agreement to SCEI, it being agreed that Sheridan shall use commercially reasonable efforts to obtain such consent prior to Closing or (iii) consents permitted under Section 3.5), or (d) violate any Governmental Requirement or Permit applicable to Sheridan or SCEI.

      SECTION 3.5 CONSENTS. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any contracts, agreements, or instruments to which Sheridan or SCEI is a party or is otherwise bound and required in connection with Sheridan's or SCEI's valid execution, delivery, or performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby have been obtained or made other than, insofar as performance after the Closing may require the same, consents that are routine in nature and obtained post-Closing, or consents to assignments of interests in oil and gas leases described in Section 18.1 of the AHC Purchase Agreement, if waived by Sheridan (with CPN's consent).

      SECTION 3.6 LIENS. Sheridan owns the rights of "Buyer" under the AHC Purchase Agreement (as such term is defined therein) free and clear of all Liens other than those evidenced pursuant to the Sheridan Bank Facility, and, subject to obtaining the consent of AHC to such assignment pursuant to Section 3.4(c), such rights shall be assigned to SCEI at or prior to Closing, and shall upon Closing be subject to no Liens.

      SECTION 3.7 NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any certificates or documents made or delivered in connection herewith contain or will contain when made any untrue statement of a material fact or omits, or will omit when made, to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the Knowledge of Sheridan and SCEI, there is no fact or information relating to the AHC Transactions that has not been disclosed to CPN by Sheridan and SCEI and which would result in a material adverse effect on the assets or properties of SCEI taken as a whole (including, without limitation, the AHC Properties and the Sheridan Properties) or SCEI's ability to carry on the business contemplated hereby.

      SECTION 3.8 AHC TRANSACTIONS. Except as otherwise disclosed in writing to CPN prior to the date of this Agreement, neither Sheridan nor SCEI has any Knowledge of any fact, event, condition or circumstance that would cause (i) the representations made by AHC under the AHC Purchase Agreement to be untrue or inaccurate in any material respect, or (ii) the representations made by Sheridan or SCEI in this Article 3 to be untrue or inaccurate in any material respect upon the consummation of the transactions contemplated by the AHC Purchase Agreement.

      SECTION 3.9 PURCHASE FOR INVESTMENT. Sheridan is acquiring the Sheridan Common Stock for its own account and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Sheridan acknowledges that the Sheridan Common Stock has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

     SECTION 3.10 FEES AND COMMISSIONS. Neither Sheridan nor SCEI has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement for which Calpine Corporation, CPN or SCEI would have any liability.

     SECTION 3.11 COMPLETENESS OF SCHEDULES. To the Knowledge of Sheridan and SCEI, the exhibits to the AHC Purchase Agreement list all AHC Contracts, except as disclosed in writing to CPN prior to the execution and delivery of this Agreement. Schedule 3.11 describes all contracts Known to Sheridan and SCEI (the "Peterson Ranch Contracts") to which SCEI will become a party or by which it will be bound by virtue of acquiring the Sheridan Properties or to which the Sheridan Properties are (or upon the Closing will be) subject, and describes all other Liens (other than Permitted Liens, as to which further CPN consent will not be required) to which the Sheridan Properties are (or upon the Closing will
be) subject or bound. Upon consummation of the AHC Purchase Agreement and this Agreement, to the Knowledge of Sheridan and SCEI, SCEI shall not be a party to, nor have any obligations under, any agreements other than the AHC Purchase Agreement (including but not limited to the Assignment (as defined therein), the Closing Agreement by and among AHC, Sheridan and SCEI and the Assignment and Assumption Agreement of even date herewith by and among SEI, SCEI and AHC and the other agreements specified therein as required to be executed by SCEI pursuant thereto), the AHC Contracts, the Peterson Ranch Contracts, the Senior Loan Facility and this Agreement, the other Transaction Agreements to which it is (or will be) a party and other agreements executed and delivered by Sheridan and SCEI in connection with the foregoing that have been executed and delivered by Calpine Corporation or CPN, or that have been approved in writing by Calpine Corporation or CPN, such approval not to be unreasonably withheld. Notwithstanding the foregoing provisions, or any other provisions in this Agreement to the contrary, nothing in this Section 3.11 shall be construed as extending the scope of the representations, warranties and covenants made by or to Sheridan and/or SCEI in the AHC Purchase Agreement.

     SECTION 3.12   REPRESENTATIONS AND WARRANTIES REGARDING SCEI.

     (a) Sheridan is the sole legal and beneficial owner of Shares of Common Stock of SCEI, free and clear of all Liens other than those evidenced pursuant to the Sheridan Bank Facility. The authorized capital stock of SCEI consists of 5,000,000 shares of Common Stock, of which 1,600,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued or outstanding. Except for the stock to be issued pursuant to Section 2.2, SCEI has not issued, and has not entered into any agreement or other commitment to issue, any stock of any class or series or any warrants, options, or other rights to purchase, or to issue any security convertible into, any stock of any class or series.

     (b) SCEI has no subsidiaries, no employees and no employee benefit plan of any kind whatsoever, including any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

     (c) SCEI has and shall, prior to the Closing, have no assets other than those already contributed, or to be contributed by Sheridan pursuant to Section 2.2(b).

     (d) As of the execution and delivery of this Agreement SCEI has no liabilities for taxes, for indebtedness of any kind or nature, for liabilities under ERISA or any other liabilities or obligations, fixed, contingent or otherwise, other than its obligations pursuant to this Agreement. As of the Closing, SCEI will have no liabilities or obligations, fixed, contingent or otherwise, other than pursuant to the AHC Purchase Agreement, the AHC Contracts, the Senior Loan Facility and the Transaction Agreements to which SCEI is a party.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                                      CPN

     CPN represents and warrants to Sheridan and SCEI as follows:

     SECTION 4.1 CORPORATE EXISTENCE. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 4.2 CORPORATE POWER AND AUTHORIZATION. It is duly authorized to execute, deliver, and perform this Agreement and the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions to be performed by it have been duly and validly authorized by all necessary action on the part of its Board of Directors, and no other corporate proceedings are necessary to authorize the execution and delivery by it of this Agreement or the Transaction Agreements to which it is a party, or to consummate the transactions contemplated to be performed by it hereunder or thereunder.

     SECTION 4.3 BINDING OBLIGATIONS. This Agreement and the Transaction Agreements to which it is a party, when executed and delivered, shall constitute its legal, valid and binding obligations, enforceable in accordance with their terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 4.4 NO VIOLATION. The execution and delivery of this Agreement and the Transaction Agreements to which CPN is a party, the consummation of the transactions provided for herein and therein and contemplated hereby and thereby, and the fulfillment by CPN of the terms hereof and thereof, will not
(a) conflict with or result in a breach of any provision of its certificate of incorporation, bylaws or other organizational documents, (b) result in any default or in any material modification of the terms of any material contract, agreement, obligation or commitment applicable to it, (c) require any consent or approval (which has not been obtained or waived) under any material instrument or material obligation to which it is a party or by which it may be bound, or
(d) violate any Governmental Requirement applicable to it.

     SECTION 4.5 PURCHASE FOR INVESTMENT. CPN is acquiring the CPN Common Stock and the CPN Preferred for its own account and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. CPN acknowledges that neither the CPN Common Stock nor the CPN Preferred has been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

     SECTION 4.6 FEES AND COMMISSIONS. Neither Calpine Corporation nor CPN has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement for which Sheridan or SCEI would have any liability.

                                   ARTICLE 5

                                   COVENANTS

     The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

     SECTION 5.1 GENERAL. Each of Sheridan, SCEI and CPN will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Article 6 and otherwise cause the transactions contemplated by this Agreement to be consummated (including the giving of notices to, or obtaining consents from, other Persons, but not including the waiver of any such condition precedent).

     SECTION 5.2 FULL ACCESS TO INFORMATION. To the extent that Sheridan or SCEI has the right to do so under the AHC Purchase Agreement, each will permit representatives of CPN (i) to have full access at reasonable times during normal business hours, in a manner that will not interfere with the normal business operations of Sheridan, SCEI, or AHC, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the AHC Properties (including drafts of such documents) or the Sheridan Properties and (ii) to participate in conferences and negotiations with AHC.

     SECTION 5.3 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing or reasonably likely to cause breach of any of its representations and warranties under this Agreement, inability or failure to perform any of its covenants or the failure of any condition set forth in Article 6 within its control to be satisfied. Sheridan and SCEI shall keep CPN's designated representative informed of all material developments of which Sheridan or SCEI has Knowledge regarding the AHC Agreement or the AHC Properties, and shall give CPN notice of any material breach of which Sheridan or SCEI has Knowledge by AHC of AHC's representations, warranties or covenants under the AHC Purchase Agreement.

     SECTION 5.4 SPECIAL COVENANTS OF SHERIDAN AND SCEI. From the date hereof until the Closing Date, Sheridan and SCEI agree that:

     (a) SCEI shall issue no common stock or preferred stock except to CPN and Sheridan, as contemplated by Section 2.2 hereof, or grant any option or warrant or other right to purchase, or issue any security convertible, into, or otherwise make any commitment to issue or sell, any stock of any class or series.

     (b) All proceeds received by SCEI from CPN pursuant to Section 2.2 shall be used solely to acquire the AHC Properties and to reimburse CPN and Sheridan for the transaction costs described in Section 9.10.(b)

                                   ARTICLE 6

                              CLOSING CONDITIONS

     SECTION 6.1 CONDITIONS TO OBLIGATION OF CALPINE. The obligation of Calpine Corporation (for the limited purposes set forth in Section 2.2(d) and of CPN to consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver of the following conditions on or before the Closing Date (and SCEI and AHC shall, concurrently with the Closing of this Agreement, consummate and close the AHC Purchase Agreement):

     (a)  Sheridan's and SCEI's representations and warranties contained in
Article 3 shall be accurate as of the Closing Date as though such representations and warranties had been made at and as of that time;

     (b) Sheridan (and to the extent applicable, SCEI) shall have performed and complied with all of its covenants and agreements set forth in this Agreement through the Closing, including but not limited to Sheridan's obligations to make the contributions to SCEI's capital required under Section 2.2(b), which in the case of the Sheridan Properties and the Seismic Data Agreement, shall be effected by execution and delivery of an Assignment, Conveyance and Bill of Sale in the form of Exhibit C;

     (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement or the AHC Purchase Agreement, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

     (d) AHC shall have consented to the assignment of the rights of Sheridan under the AHC Purchase Agreement to SCEI, and the acquisition of the AHC Properties thereunder shall have been consummated;

     (e) the Certificate of Designations shall have been filed with the Secretary of State of Delaware and the Certificate of Incorporation (as amended thereby) and Bylaws of SCEI shall be in the forms referred to Section 2.4;

     (f) CPN's designee to the Board of Directors as required by the Stockholders Agreement shall have been duly appointed to the Board of Directors and evidence to such effect reasonably satisfactory to CPN provided to it;

     (g) SCEI shall have entered into the Senior Loan Facility and the funding of such Senior Loan Facility shall have been consummated;

     (h) Sheridan shall have delivered a certificate of its Chief Financial Officer in the form of Schedule 6.1(h) as to the AHC Properties and the Sheridan Properties to be conveyed and assigned to SCEI at the Closing, and if such Properties or the Liens or other encumbrances to which they are subject differ in any respect from those identified in the Schedules to the AHC Purchase Agreement or Schedule 3.11, as applicable, CPN shall have consented in writing to such difference;

     (i) Sheridan shall have delivered a certificate of its Chief Financial Officer in the form of Schedule 6.1(h) as to the AHC Contracts and the Peterson Ranch Contracts, and if the description of such Contracts differs in any respect from that set forth in the Schedules to this Agreement, or if Sheridan has Knowledge that any such Contract has been amended or modified or any provision thereof waived (or any other consent to any departure from the due and punctual performance thereof by any party has been given or made) since the date as of which representations are made with respect thereto in the AHC Purchase Agreement or this Agreement, Calpine shall have consented in writing to such difference, amendment, modification, waiver or consent;

     (j) all consents and approvals required by Governmental Authorities, and all other consents required pursuant to Section 3.5, shall have been obtained and evidence satisfactory to CPN to such effect shall have been provided;

     (k) the parties (except for Calpine Corporation, which shall cause its Affiliate Calpine Fuels Corporation to enter into the Gas Purchase Agreement, and which shall execute and deliver a Contingent Payment Guarantee in the form of Exhibit J) shall have entered into a Stockholders Agreement in substantially the form of Exhibit F, the Gas Purchase Agreement in substantially the form of Exhibit G, a Tax Sharing Agreement in the form of Exhibit H, and an Administrative Services Agreement in the form of Exhibit I (it being understood that only Sheridan and SCEI shall be the parties to, respectively, the Administrative Services Agreement and the Tax Sharing Agreement);

     (l) Sheridan shall have obtained and delivered to CPN waivers or consents in form and substance reasonably satisfactory to it of the matters referred to in Section 3.4;

     (m) Sheridan shall have delivered to CPN a certificate from the Chief Executive Officer and the Chief Financial Officer of Sheridan to the effect that the representations and warranties of

Sheridan are true and accurate on and as of the Closing Date with the same effect as if made on and as of such Date, Sheridan has performed and complied with all its covenants and agreements set forth in this Agreement required to be performed and complied with prior to the Closing and the conditions set forth in Sections 6.1(a) through 6.1(l) have otherwise been satisfied; and

     (n) CPN shall have received an opinion of Winstead Sechrest & Minick P.C., dated as of the Closing Date, in the form set forth in Schedule 6.1(n), an opinion of Messrs. Morris, Nichols, Arsht & Tunnell in the form set forth in
Schedule 6.1(o), and an opinion of Graham & James in the form set forth in
Schedule 6.1(p).

     (o) All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to those transactions, shall be in form and substance reasonably satisfactory to CPN and its counsel.

     SECTION 6.2 CONDITIONS TO OBLIGATION OF SHERIDAN. The obligations of Sheridan to consummate the transactions contemplated by this Agreement are subject to satisfaction or waiver of the following conditions on or before the Closing Date (and SCEI and AHC shall, concurrently with the Closing of this Agreement, consummate and close the AHC Purchase Agreement):

     (a) CPN's representations and warranties contained in Article 4, shall be accurate as of the Closing Date as though such representations and warranties had been made at and as of that time;

     (b) CPN (and, to the extent applicable, Calpine Corporation) shall have performed and complied with all of its covenants and agreements set forth in this Agreement through the Closing, including but not limited to CPN's obligations to make the contributions to SCEI's capital required under Sections 2.2(b) and 2.2(c) and Calpine Corporation's obligations under Section 2.2(d) to cause CPN to make such contributions;

     (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement or the AHC Purchase Agreement, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

     (d) AHC shall have consented to the assignment of the rights of Sheridan under the AHC Purchase Agreement to SCEI, and the acquisition of the AHC Properties shall have been consummated;

     (e) the Certificate of Designations shall have been filed with the Secretary of State of Delaware;

     (f) SCEI shall have entered into the Senior Loan Facility, and the funding of such Senior Loan Facility shall have been consummated;

     (g) all governmental consents and other consents described in Section 3.5 shall have been obtained, subject to the exceptions set forth therein;

     (h) Calpine Corporation shall have caused its Affiliate Calpine Fuels Corporation to enter into the Gas Purchase Agreement in the form of Exhibit G, and CPN shall have entered into a Stockholders Agreement in the form of Exhibit F and the Administrative Services Agreement in the form of Exhibit I;

     (i) Calpine Corporation shall have executed and delivered the Contingent Payment Guarantee in the form of Exhibit J;

     (j) CPN shall have delivered to Sheridan a certificate from the Chief Financial Officer of CPN to the effect that the representations and warranties of CPN are true and accurate on and as of the Closing Date with the same effect as if made on and as of such date, CPN has performed and complied with all its covenants and agreements set forth in this Agreement required to be performed and complied with prior to Closing; and

     (k) Sheridan shall have received an opinion of Lisa Bodensteiner, Esq., Calpine Corporation's Assistant General Counsel, dated as of the Closing Date, in the form attached as Schedule 6.2(k) as to the matters set forth in Sections 4.1, 4.2 and 4.3.

                                   ARTICLE 7

                           TERMINATION OF AGREEMENT

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the mutual written consent of the parties;

          (b) by either Sheridan or SCEI (the "Sheridan Parties," and each a "Sheridan Party") or either Calpine Corporation or CPN (the "CPN Parties" and each a "CPN Party") if there has been a breach by either of the CPN Parties (if the termination is by a Sheridan Party) or either of the Sheridan Parties (if the Termination is by a CPN Party) of any representation, warranty or covenant contained in this Agreement, which cannot be, or has not been, cured within 20 days after written notice of such breach is given to the breaching Party, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below;

          (c) by either the Sheridan Parties or the CPN Parties if the conditions to Closing applicable to such Parties as required under Article 6 have not been met or waived by February 15, 1999; provided, however, that neither the Sheridan Parties nor the CPN Parties shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if either Sheridan Party (in the case of a termination by the Sheridan Parties) or either CPN Party (in the case of a termination by the CPN Parties) breached any of its representations, warranties or covenants in this Agreement; and

          (d) by either the Sheridan Parties or the CPN Parties upon written notice to the other parties, if any Governmental Authority shall have issued an order, decree or ruling or taken any such action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement.

     SECTION 7.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 7, this Agreement shall be void and of no further effect and shall result in no obligation of or liability to any of the parties or their respective directors, officers, employees, agents or Stockholders, unless such termination was the result of the breach of any representation, warranty or covenant in this Agreement, in which case the parties who breached the representation, warranty or covenant shall be liable to the other parties for damages or such other legal or equitable remedies to which the non-breaching parties may be entitled, but in no case shall any such party be liable for consequential or punitive damages.

                                   ARTICLE 8

                                CLOSING MATTERS

     SECTION 8.1 CLOSING. Subject to the terms and conditions hereof, the consummation of the transactions contemplated hereby (the "Closing") shall take place on January 25, 1999, at the offices of Winstead Sechrest & Minick P.C., in Houston, Texas, at 9:00 a.m., Houston time, or at such other place or time upon which the parties hereto may mutually agree in writing, it being understood and agreed that the Closing shall occur simultaneously with the closing under the AHC Purchase Agreement (subject to Section 7.1) (the "Closing Date"). All representations and warranties, covenants and other agreements set forth herein shall survive the Closing, in the case of Sections 3.1 through 3.6 and Section
3.12 to the maximum period prescribed by applicable law, in the case of Section 3.9, until the tenth anniversary of the Closing Date and in the case of all other representations and warranties, until the second anniversary of the Closing Date, and in the case of covenants and agreements, for so long as performance thereunder may be required by their terms. If written notice of a claim for breach of this Agreement is given by the party asserting such claim to the other party before such second anniversary, then, notwithstanding the expiration of such time period, the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for the purposes of, the resolution of such claim.

                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.1   MEDIATION.

     Any controversy, dispute or claim arising out of or relating to this Agreement or the transactions contemplated hereby, other than controversies, disputes and claims arising out of or relating to the Calpine Corporation Guaranty (a "Dispute") shall initially be submitted to nonbinding mediation in Sacramento, California upon the request of Sheridan or Calpine on the following terms:

upon the request of either party, a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within fifteen (15) days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to Sheridan, CPN and the Mediator, and each of Sheridan and CPN shall pay an equal share of such compensation and other expenses of the mediation.

     SECTION 9.2 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

     Sheridan:
            Sheridan Energy, Inc.
            1000 Louisiana, Suite 800
            Houston, Texas 77002
            Attn: Mr. B. A. Berilgen
            Facsimile: (713) 651-7852

     With copy (which shall not constitute notice) to:

            Winstead Sechrest & Minick P.C.
            910 Travis, Suite 2400
            Houston, Texas  77002
            Attention: Arthur S. Berner, Esq.
            Facsimile: (713) 650-2400

     SCEI:
            Sheridan Energy, Inc.
            1000 Louisiana, Suite 800
            Houston, Texas 77002
            Attn: Mr. B. A. Berilgen
            Facsimile: (713) 651-7852

     With copy (which shall not constitute notice) to:

            Winstead Sechrest & Minick P.C.
            910 Travis, Suite 2400
            Houston, Texas  77002
            Attention: Arthur S. Berner, Esq.
            Facsimile: (713) 650-2400

     Calpine Corporation:
            Calpine Corporation
            50 West San Fernando Street
            San Jose, California 95113
            Attention: Mr. Brad Barnds
            Facsimile: (408) 995-0505

            CPN Production Company
            50 West San Fernando Street
            San Jose, California 95113
            Attention:  Mr. Brad Barnds
            Facsimile: (408) 995-0505

     With copy (which shall not constitute notice) to:

            Baker & Botts, L.L.P.
            910 Louisiana, 30th Floor
            Houston, Texas 77002
            Attention: Michael Watson, Esq.
            Facsimile: (713) 229-1522

     Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section.

     SECTION 9.3 GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     SECTION 9.4 BINDING UPON SUCCESSORS AND ASSIGNS; NO ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns provided that this Agreement may not be assigned by either party without the prior written consent of the other.

     SECTION 9.5 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     SECTION 9.6 ENTIRE AGREEMENT. This Agreement, together with other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto, including, but not limited to, the understandings set forth in the LOI.

     SECTION 9.7 AMENDMENT. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

     SECTION 9.8 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     SECTION 9.9 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular; pronouns in the masculine, feminine or neuter gender will include each other gender.

     SECTION 9.10  PRESS RELEASES AND ANNOUNCEMENTS; TRANSACTION COSTS.

     (a)  Press Releases and Announcements.  No party shall issue any press
          --------------------------------
release or announcement relating to the subject matter of this Agreement without the prior written approval of the other parties, but any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     (b)  Transaction Costs.  At the Closing (or within 30 days thereafter upon
          -----------------
presentation of invoices), SCEI will reimburse Sheridan and Calpine for all reasonable out-of-pocket costs which they have incurred in connection with the financing and formation of SCEI and the acquisition of the AHC Properties, including, without limitation (i) accounting, legal, land, engineering, banking fees, (ii) any third-Person fees required to be paid in connection with the financing of the transactions contemplated by this Agreement, the AHC Letter Agreement or the AHC Purchase Agreement and (iii) any other third Person fees incurred in connection with the financing and formation of SCEI and the acquisition of the AHC Properties.

     SECTION 9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    SHERIDAN ENERGY, INC.


                                    By: /s/ B.A. Berilgen
                                       ---------------------------------
                                    Name:  B.A. Berilgen
                                       ---------------------------------
                                    Title: President and Chief Executive Officer
                                       ---------------------------------

                                    SHERIDAN CALIFORNIA ENERGY, INC.


                                    By: /s/ B.A. Berilgen
                                       ---------------------------------
                                    Name: B.A. Berilgen
                                       ---------------------------------
                                    Title: President and Chief Executive Officer
                                       ---------------------------------

                                    CALPINE CORPORATION


                                    By: /s/ Ann B. Curtis
                                       ---------------------------------
                                    Name: Ann B. Curtis
                                       ---------------------------------
                                    Title: Executive Vice President
                                       ---------------------------------

                                    CPN PRODUCTION COMPANY


                                    By: /s/ John T. King
                                       ---------------------------------
                                    Name: John T. King
                                       ---------------------------------
                                    Title: Agent
                                       ---------------------------------